Joint Filer Information

Name: MILLENNIUM HOLDING GROUP, L.P.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: December 1, 2004

Signature: MILLENNIUM HOLDING GROUP, L.P.

           By: Millennium Management, L.L.C.
               its general partner


           By: /s/ Terry Feeney
               ------------------------------------
               Name:  Terry Feeney
               Title: Chief Operating Officer

                            Joint Filer Information

Name: MILLENNIUM MANAGEMENT, L.L.C.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: December 1, 2004

Signature: MILLENNIUM MANAGEMENT, L.L.C.


           By: /s/ Terry Feeney
               ------------------------------------
               Name:  Terry Feeney
               Title: Chief Operating Officer

                            Joint Filer Information

Name: Israel A. Englander

Address: c/o Millennium Management, L.L.C.
         666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: December 1, 2004

Signature:


               /s/ Israel A. Englander
               ------------------------------------
               Israel A. Englander